Exhibit 99.2

NextTrip Closes on 49% Stake in Five Star Alliance

Secures Option to Acquire Full Ownership

Santa Fe, NM – February 11, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip” or the “Company”), a leading travel technology company, today announced it has closed its previously announced acquisition of a 49% stake in Five Star Alliance, a premier luxury travel agency. As part of the transaction, NextTrip has secured an option to acquire full ownership of Five Star on or before April 7, 2025, subject to certain conditions.

The acquisition was funded through a combination of cash on hand and NextTrip shares, with terms based on the November 2024 Letter of Intent (LOI). The acquisition is expected to be accretive to earnings, leveraging shared technology, supplier relationships, and customer networks to drive growth.

Founded in 2004, Five Star Alliance specializes in five-star hotels and resorts worldwide, offering a curated selection of over 5,000 luxury properties. With a 4.9-star Trustpilot rating, the company is known for its exclusive rates and personalized service.

A Shared Vision for Luxury Travel

“We are excited to join forces with NextTrip to deliver a seamless luxury travel experience,” said John P. McMahon, CEO and significant owner of Five Star Alliance. “Unlike traditional online travel agencies, we prioritize the traveler, offering the best rates, exclusive perks, and premium service. Partnering with NextTrip allows us to scale while maintaining our commitment to exceptional customer experiences.”

As a part of the initial transaction, Mr. McMahon has joined the NextTrip management team.

For details, please refer to NextTrip’s Current Reports on Form 8-K filed with the SEC relating to this transaction.

About Five Star Alliance

Five Star Alliance has been a leader in luxury travel by offering the most comprehensive, hand-picked collection of five-star luxury hotels and resorts worldwide since 2005. Backed by an award-winning staff to guide and assist guests throughout their entire journey, Five Star Alliance provides a full range of travel products including airfare, transportation, luxury river and ocean cruises, group and meeting services, concierge services, and more. Five Star boasts an industry-leading customer satisfaction rating of 4.9 stars on Trustpilot. For more information visit www.fivestaralliance.com.

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Media platform - Travel Magazine offers a social media platform for viewers to explore, educate and share with friends their “bucket list” travel. Additionally, NextTrip is launching an end-to-end content ecosystem that uses AI assisted travel planning capturing advertising, building brand awareness, rewarding loyalty and driving bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, expectations regarding the acquisition of Five Star Alliance interests by the company, including related to the synergies of the two businesses and future plans related thereto, the company’s option to purchase the remaining interests in Five Star Alliance, expected benefits of the transaction and any other statements regarding the company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the required conditions underlying the company’s option to purchase the remaining interests may not be satisfied; even if such conditions are satisfied, the company may not elect to exercise its option to purchase the remaining interests in Five Star; risks that the transaction disrupts the company’s current plans and operations; the diversion of management’s time on transaction-related issues; continued availability of capital and financing for the company; the risk that any announcements relating to the transaction could have adverse effects on the market price of the company’s common stock or operating results; and the risk that the transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and/or to maintain relationships with business partners, suppliers and customers. The company can give no assurance that it will acquire the remaining interests in Five Star Alliance. The company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us